EXHIBIT 32

CLEAN HARBORS, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO  SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,  AS ADOPTED PURSUANT TO  SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Clean Harbors, Inc.

		By:	/s/ ALAN S. MCKIM
Alan S. McKim
Chairman, President and Chief Executive Officer

Date:	August 5, 2020

		By:	/s/ MICHAEL L. BATTLES
Michael L. Battles
Executive Vice President and Chief Financial Officer

Date:	August 5, 2020